As filed with the Securities and Exchange Commission on August 1, 2002

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Conexant Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	25-1799439 (I.R.S. Employer Identification No.)

4311 Jamboree Road Newport Beach, California (Address of principal executive offices)	92660-3095 (Zip code)

Conexant Systems, Inc.
1999 Non-Qualified Employee Stock Purchase Plan
2001 Employee Stock Purchase Plan
(Full title of the plan)

Dennis E. O’Reilly, Esq.
Senior Vice President, General Counsel
and Secretary
Conexant Systems, Inc.
4311 Jamboree Road
Newport Beach, California 92660-3095
(Name and address of agent for service)

(949) 483-4600
(Telephone number, including area code, of agent for service)

Copy to:
Frederick T. Muto, Esq.
Cooley Godward LLP
4401 Eastgate Mall
San Diego, California 92121-9109
(858) 550-6000

 .

Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 99.1
EXHIBIT 99.2

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering	Aggregate	Amount of
Securities to be Registered	Registered(3)	Price per Share(4)	Offering Price(4)	Registration Fee

Common Stock, par value $1.00 per share (including the associated Preferred Share Purchase Rights)(1)	2,000,000 shares	$1.78	$3,560,000	$327.52

Common Stock, par value $1.00 per share (including the associated Preferred Share Purchase Rights)(2)	7,500,000 shares	$1.78	$13,350,000	$1,228.20

(1)	Representing shares of the Registrant’s Common Stock subject to the Registrant’s 1999 Non-Qualified Employee Stock Purchase Plan (the “1999 Plan”).

(2)	Representing shares of the Registrant’s Common Stock subject to the Registrant’s 2001 Employee Stock Purchase Plan (the “2001 Plan,” and together with the 1999 Plan, the “Plans”). A total of 5,000,000 shares of the Registrant’s Common Stock being registered for issuance under the 2001 Plan became subject to the 2001 Plan pursuant to an amendment effective July 18, 2002. The balance of 2,500,000 shares are being registered in connection with a future automatic increase in the number of shares available under the 2001 Plan.

(3)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also registers such additional shares of the Registrant’s Common Stock as may become issuable under the Plans as a result of stock splits, stock dividends or similar transactions.

(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act of 1933. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on July 25, 2002, as reported on The Nasdaq Stock Market Inc. National Market System.

2.

INFORMATION PROVIDED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

     This Registration Statement is being filed with respect to the registration of additional securities of the same class as other securities for which a Registration Statement filed on Form S-8 relating to each of the Plans is effective, and to reflect certain additional modifications to the Plans. The contents of the Registration Statements on Form S-8 Nos. 333-84187 and 333-68724, filed with the Securities and Exchange Commission on July 30, 1999 and August 30, 2001, respectively, are incorporated by reference herein, with the exception of Items 8 thereto, which are superseded in their entirety by Item 8 hereto.

Item 8. Exhibits.

Exhibit
Number	Description

4.1	Restated Certificate of Incorporation of the Registrant, as amended.(1)

4.2	By-Laws of the Registrant, as amended.(2)

4.3	Specimen Certificate for the Registrant’s Common Stock.(3)

4.4	Rights Agreement, dated as of November 30, 1998, by and between the Registrant and ChaseMellon Shareholder Services, L.L.C., as rights agent.(4)

4.5	First Amendment to Rights Agreement, dated as of December 9, 1999, by and between the Registrant and ChaseMellon Shareholder Services, L.L.C., as rights agent.(5)

5.1	Opinion of Jasmina Theodore Boulanger, Esq.

23.1	Consent of Deloitte & Touche LLP, independent auditors.

23.2	Consent of Jasmina Theodore Boulanger, Esq. Reference is made to Exhibit 5.1.

24	Power of Attorney. Reference is made to page 4.

99.1	Conexant Systems, Inc. 1999 Non-Qualified Employee Stock Purchase Plan and related offering document, as amended.

99.2	Conexant Systems, Inc. 2001 Employee Stock Purchase Plan and related offering document, as amended.

(1)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, as amended through the date hereof, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001, as amended through the date hereof, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Registration Statement on Form 10 (File No. 000-24923), originally filed on September 28, 1998, as amended through the date hereof, and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-68755), originally filed on December 11, 1998 as amended through the date hereof, and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, as amended through the date hereof, and incorporated herein by reference.

3.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California on August 1, 2002.

CONEXANT SYSTEMS, INC

By:	/s/ Dennis E. O’Reilly

Dennis E. O’Reilly Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dennis E. O’Reilly and Jasmina Theodore Boulanger, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any subsequent Registration Statement to be filed by Conexant Systems, Inc. pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

4.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dwight W. Decker Dwight W. Decker	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer) and Director	August 1, 2002

/s/ Richard M. Bressler Richard M. Bressler	Director	August 1, 2002

/s/ Hossein Eslambolchi Hossein Eslambolchi	Director	August 1, 2002

/s/ F. Craig Farrill F. Craig Farrill	Director	August 1, 2002

/s/ Jerre L. Stead Jerre L. Stead	Director	August 1, 2002

/s/ Balakrishnan S. Iyer Balakrishnan S. Iyer	Senior Vice President and Chief Financial Officer (Principal Financial Officer) and Director	August 1, 2002

/s/ J. Scott Blouin J. Scott Blouin	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	August 1, 2002

5.

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Restated Certificate of Incorporation of the Registrant, as amended.(1)

4.2	By-Laws of the Registrant, as amended.(2)

4.3	Specimen Certificate for the Registrant’s Common Stock.(3)

4.4	Rights Agreement, dated as of November 30, 1998, by and between the Registrant and ChaseMellon Shareholder Services, L.L.C., as rights agent.(4)

4.5	First Amendment to Rights Agreement, dated as of December 9, 1999, by and between the Registrant and ChaseMellon Shareholder Services, L.L.C., as rights agent.(5)

5.1	Opinion of Jasmina Theodore Boulanger, Esq.

23.1	Consent of Deloitte & Touche LLP, independent auditors.

23.2	Consent of Jasmina Theodore Boulanger, Esq. Reference is made to Exhibit 5.1.

24	Power of Attorney. Reference is made to page 4.

99.1	Conexant Systems, Inc. 1999 Non-Qualified Employee Stock Purchase Plan and related offering document, as amended.

99.2	Conexant Systems, Inc. 2001 Employee Stock Purchase Plan and related offering document, as amended.

(1)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, as amended through the date hereof, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001, as amended through the date hereof, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Registration Statement on Form 10 (File No. 000-24923), originally filed on September 28, 1998, as amended through the date hereof, and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-68755), originally filed on December 11, 1998 as amended through the date hereof, and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, as amended through the date hereof, and incorporated herein by reference.

6.